As filed with the Securities and Exchange Commission on March 27, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORASURE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4370966
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania	18015
(Address of Principal Executive Offices)	(Zip Code)

ORASURE TECHNOLOGIES, INC. STOCK AWARD PLAN

(Full Title of the Plan)

Carrie Eglinton Manner

President and Chief Executive Officer

OraSure Technologies, Inc.

220 East First Street

Bethlehem, Pennsylvania 18015

(Name and address of agent for service)

(610) 882-1820

(Telephone number, including area code, of agent for service)

with a copy to:

Rachael M. Bushey

Jennifer L. Porter

Goodwin Procter LLP

2929 Arch Street

Suite 1700

Philadelphia, PA 19104

(445) 207-7806

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 for OraSure Technologies, Inc. (the “Registrant”) is filed solely to reflect an increase of 1,500,000 shares of the Registrant’s common stock, par value $0.000001 per share (the “Common Stock”), reserved for the OraSure Technologies, Inc. Stock Award Plan, as amended and restated effective as of April 1, 2022 (the “Plan”). Currently, 5,668,183 shares of Common Stock are registered for issuance under the Plan. Upon the increase of shares as provided in this filing, 7,168,183 shares of Common Stock will be registered for issuance under the Plan. Except as noted below, in accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-50340 filed on November  20, 2000, the Post Effective Amendments thereto filed on June  27, 2001 and February  14, 2002, Registration Statement No. 333-102235 filed December 27, 2002, Registration Statement No. 333-118385 filed August  20, 2004, Registration Statement No.  333-138814 filed November 17, 2006, Registration Statement No.  333-151077 filed May 21, 2008, Registration Statement No.  333-176315 filed August 15, 2011, Registration Statement No.  333-198237 filed August 19, 2014, Registration Statement No.  333-220148 filed August 24, 2017, and Registration Statement No.  333-248424 filed August 26, 2020 are incorporated herein by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents of the Registrant, filed or to be filed with the Commission are incorporated by reference in this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 3, 2023;

(b)

The Registrant’s Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) filed on February 14, 2023 and on March 16, 2023;

(c)

The description of the Registrant’s Common Stock contained in Exhibit 4.1 the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including any amendment or report filed for the purpose of updating such description; and

(d)

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Not applicable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description

4.1	Certificate of Incorporation of OraSure Technologies, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-39210), filed June 14, 2000).

4.2	Certificate of Amendment to Certificate of Incorporation dated May 23, 2000 (incorporated by reference to Exhibit 3.1.1 to the Registrant’s Registration Statement on Form S-4 (No. 333-39210), filed June 14, 2000).

4.3	Bylaws of OraSure Technologies, Inc., as amended and restated as of February 19, 2018 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017).

4.4	Specimen certificate representing shares of OraSure Technologies, Inc. $0.000001 par value Common Stock is incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4 (No. 333-39210).

5.1*	Opinion of Goodwin Procter LLP.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included in signature page to this Registration Statement).

99.1	Amended and Restated OraSure Technologies, Inc. 2000 Stock Award Plan, Effective April 1, 2022, is incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 18, 2022.*

107*	Filing Fee Table.

*	Filed Herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethlehem, Commonwealth of Pennsylvania, on this 27th day of March 2023.

ORASURE TECHNOLOGIES, INC.

By:	/s/ Carrie Eglinton Manner
Name:	Carrie Eglinton Manner
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of OraSure Technologies, Inc., hereby severally constitute and appoint Carrie Eglinton Manner and Kenneth J. McGrath, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in her or him for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Carrie Eglinton Manner	President, Chief Executive Officer and Director (principal executive officer)	March 27, 2023
Carrie Eglinton Manner

/s/ Kenneth J. McGrath	Chief Financial Officer (principal financial officer)	March 27, 2023
Kenneth J. McGrath

/s/ Michele Anthony Michele Anthony	Senior Vice President, Controller & Chief Accounting Officer (principal accounting officer)	March 27, 2023

/s/ Mara G. Aspinall	Director	March 27, 2023
Mara G. Aspinall

/s/ James A. Datin	Director	March 27, 2023
James A. Datin

/s/ Nancy J. Gagliano, M.D., MBA	Director	March 27, 2023
Nancy J. Gagliano, M.D., MBA

/s/ Lelio Marmora	Director	March 27, 2023
Lelio Marmora

/s/ David J. Shulkin, M.D.	Director	March 27, 2023
David J. Shulkin, M.D.

/s/ Anne C. Whitaker	Director	March 27, 2023
Anne C. Whitaker